Exhibit 99.1

Emergent BioSolutions Announces Closing of $100 Million Asset-Backed Loan Facility

GAITHERSBURG, Md., Oct 2, 2024 – Emergent BioSolutions Inc. (NYSE: EBS) announced today that it entered into a new credit agreement on September 30, 2024 providing for an asset-based revolving loan facility (ABL) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. The credit agreement provides for revolving loan commitments in an aggregate principal amount up to $100 million (availability is based on a borrowing base set forth therein) with a fixed maturity date of September 30, 2029, subject to early maturity triggers based on the maturity of its other material indebtedness. The new credit facility brings additional liquidity to support Emergent’s multi-year transformation plan. As of September 30, 2024, Emergent had a cash balance of approximately $150 million and undrawn access to $100 million under the ABL.

“We are pleased to have successfully closed on our new ABL credit facility with favorable terms and an extended maturity, which is further evidence of Emergent’s strengthened balance sheet and financial position,” said Joe Papa, president and CEO, Emergent. “As we continue to execute on our multi-year transformation plan, we have made significant progress on our stabilization efforts to date, all while staying the course on strategic goals, to deliver long-term value and sustainable growth in the future.”

This agreement follows Emergent’s September 3, 2024 announcement that it successfully refinanced its debt and closed a new credit facility agreement with Oak Hill Advisors for a term loan of up to $250 million.

About Emergent BioSolutions

At Emergent, our mission is to protect and enhance life. For 25 years, we’ve been at work defending people from things we hope will never happen—so we are prepared just in case they ever do. We provide solutions for complex and urgent public health threats through a portfolio of vaccines and therapeutics that we develop and manufacture for governments and consumers. We also offer a range of integrated contract development and manufacturing services for pharmaceutical and biotechnology customers. To learn more about how we help protect public health, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statements will be accurate. Readers should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company’s actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors and other disclosures included in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.

Investor Contact:

Richard S. Lindahl

Executive Vice President, CFO

lindahlr@ebsi.com

Media Contact:

Assal Hellmer

Vice President, Communications

mediarelations@ebsi.com

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